UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2018

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue
Suite 102
Alameda, California 94501
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “BioTime,” “we” or “us” refer to BioTime, Inc.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2018, our Board of Directors appointed Cavan Redmond as a director.  Mr. Redmond will also serve as Chairman of a newly organized Corporate Development Committee of the Board of Directors.

Mr. Redmond, 56, has served as member of Zarsy, LLC since 2014. Mr. Redmond served as Chief Executive Officer of WebMD from May 2012 until May 2013. From August 2011 until May 2012, he served as Group President, Animal Health, Consumer Healthcare and Corporate Strategy of Pfizer Inc., a pharmaceutical company. Previously, Mr. Redmond served as Pfizer’s Group President, Animal Health, Consumer Healthcare, Capsugel and Corporate Strategy from December 2010 until August 2011 and as its Senior Vice President and Group President, Pfizer Diversified Businesses from October 2009 until December 2010. Prior to Pfizer’s acquisition of Wyeth, a pharmaceutical company, Mr. Redmond served as President, Wyeth Consumer Healthcare and Animal Health Business from May 2009 until October 2009. Before that, he held the positions of President, Wyeth Consumer Healthcare from December 2007 until May 2009 and Executive Vice President and General Manager, BioPharma, Wyeth Pharmaceuticals from 2003 until December 2007. Mr. Redmond is also a director of OncoCyte Corporation, a developer of non-invasive cancer diagnostic tests. Mr. Redmond holds a BA from the University of Maryland and a Master of Administrative Sciences from Johns Hopkins University.

Mr. Redmond will receive annual cash fees of $40,000 for serving as a director and $15,000 for serving as Chairman of the Corporate Development Committee.  In addition to the cash fees, for serving as a director Mr. Redmond will receive an initial grant of options to purchase 60,000 common shares under our 2012 Equity Incentive Plan.

The annual cash fees will be paid in four equal quarterly installments based on Mr. Redmond’s continued service through the last day of the applicable quarter, and the stock options will vest and became exercisable, in one yearly installment, based on Mr. Redmond’s continued service through the one year anniversary of grant. The options will expire if not exercised five years from the date of grant or 90 days after Mr. Redmond ceases to serve as a director.

Mr. Redmond serves as a director and holds options to purchase shares of common stock of our former consolidated subsidiary OncoCyte Corporation.  OncoCyte and BioTime are parties to a Shared Facilities Agreement through which we provide OncoCyte with the use of a portion of our office and laboratory facilities, equipment and supplies, utilities, and personnel at our cost plus 5%. OncoCyte is presently paying us $130,000 monthly, and during the twelve months ended December 31, 2017 OncoCyte paid us approximately $1,567,000, for its costs incurred under the Shared Facilities Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	February 22, 2018	By:	/s/Russell Skibsted
Chief Financial Officer